Exhibit 10.8(b)

AMENDMENT TO THE
FREMONT GENERAL CORPORATION
1997 STOCK PLAN

     WHEREAS, Fremont General Corporation (the “Company”) maintains the Fremont General Corporation 1997 Stock Plan, as amended (the “Plan”);

     WHEREAS, pursuant to Section 15(a) of the Plan, the Board of Directors of the Company may amend the Plan at any time; and

     WHEREAS, the Company wishes to amend the Plan to provide for grants of stock units to Service Providers.

     NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2005 as follows:

SECTION 2

DEFINITIONS

     1. Subsection (p) of Section 2 is amended in its entirety to read as follows:

     “(p) ‘Notice of Grant’ means a written or electronic notice evidencing certain terms and conditions of an individual Option, Stock Right or Restricted Stock Unit grant.”

     2. Section 2 is amended by adding the following definitions as subsections (aa) and (bb), respectively, and by redesignating the former subsections (aa) through (ee) as subsections (cc) through (gg), respectively:

     “(aa) ‘Restricted Stock Unit’ or ‘RSU’ means a Stock Unit subject to such conditions on vesting and payout as the Administrator may determine.

     (bb) ‘Restricted Stock Unit Agreement’ or ‘RSU Agreement’ means a written award agreement between the Company and a recipient of an RSU grant evidencing the terms and conditions of such RSU grant. The RSU Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.”

     3. Section 2 is further amended by adding the following definition as subsection (hh) and redesignating the former subsection (ff) as subsection (ii):

     “(hh) ‘Stock Unit’ means a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment of the Stock Unit grant. Stock Units are not outstanding shares of Common Stock and do not entitle a grantee to any dividend, voting or other rights in respect of any Common Stock. Stock Units may, however, by express provision in the applicable award agreement, entitle a Participant to dividend equivalent rights, credited in the form of cash or additional Stock Units, as determined by the Administrator.”

SECTION 3

STOCK SUBJECT TO THE PLAN

     4. The first paragraph of Section 3 is amended by changing the phrase “maximum aggregate number of Shares that may be optioned or sold under the Plan” to “maximum aggregate number of Shares that may be delivered under the Plan.”

     5. The second paragraph of Section 3 is amended in its entirety to read as follows:

     “If any Option or Stock Right shall expire or be cancelled or terminated without having been exercised in full, or any Common Stock subject to a Restricted Stock Award or Stock Unit Award shall not vest or be delivered, or any Shares of Restricted Stock shall be reacquired by the Company at their original purchase price, the unpurchased, unvested, undelivered or reacquired shares subject thereto shall again be available for purposes of the Plan, subject to any applicable limitations under Section 162(m) of the Code. Notwithstanding the foregoing provisions, Stock Units payable solely in cash shall not reduce the number of Shares available for awards under this Plan and any charges to the maximum number of Shares deliverable under this Plan pursuant to Stock Units payable in Shares or cash shall be reversed to the extent the Stock Units are actually paid in cash.”

SECTION 4

ADMINISTRATION OF THE PLAN

     6. Section 4(b) is amended (a) by changing the phrase “Options and Stock Rights” to “Options, Stock Rights and Stock Units” in paragraph (ii) thereof, (b) by changing the phrase “each Option and Stock Right” to “each Option, Stock Right and Stock Unit award” in paragraph (iii) thereof, (c) by changing the two phrases “any Option or Stock Right” to “any Option, Stock Right or Stock Units” in paragraph (v) thereof, (d) by changing the phrase “each Option or Stock Right” to “each Option, Stock Right or Stock Unit award” in paragraph (x) thereof, (e) by changing the phrase “exercise of an Option or Stock Right” to “exercise of an Option or Stock Right or payment with respect to a Stock Unit” in paragraph (xi) thereof and (f) by changing the phrase “an Option or Stock Right” to “an Option, Stock Right or Stock Unit award” in paragraph (xii) thereof.

     7. Section 4(c) is amended by changing the phrase “holders of Options or Stock Rights” to “holders of Options or Stock Rights or recipients of Stock Unit awards.”

SECTION 5

ELIGIBILITY

     8. The first sentence of Section 5 is amended in its entirety to read as follows:

     “Nonstatutory Stock Options, Stock Rights and Stock Units may be granted to Service Providers.”

SECTION 6

LIMITATIONS

     9. Section 6(b) is amended in its entirety to read as follows:

     “Neither the Plan nor any Option, Stock Right or Stock Unit award shall confer upon an Optionee or Service Provider to whom a Stock Right or a Stock Unit has been granted any right with respect to continuing his or her relationship as a Service Provider with the Company, nor shall they interfere in any way with such individual’s right or the Company’s right to terminate such relationship at any time, with or without cause.”

SECTION 11A

STOCK UNITS

     10. A new Section 11A is added to the Plan to read as follows:

     “11A. Stock Units.

     (a) Grant. The Administrator may, in its discretion, authorize and grant any Service Provider a Stock Unit award or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation, consistent with other applicable terms of this Plan, may permit a Service Provider to irrevocably elect to defer by means of Stock Units. The specific terms, conditions, and provisions relating to each Stock Unit grant or election, including applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable agreement and any relevant Company bonus, performance or other service or deferred compensation plan, in form substantially as approved by the Administrator.

     (b) Payouts. The Administrator in the applicable Restricted Stock Unit Agreement or other award agreement or the relevant Company deferred compensation plan may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Administrator may impose, and may permit Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

     (c) Non-Transferability. Rights in respect of Stock Unit awards may not be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent or distribution, until any restrictions have lapsed and the shares issuable pursuant to the Stock Unit award have been issued.

     (d) Dividend Equivalent Rights. In its discretion, the Administrator may grant to any Service Provider “Dividend Equivalent Rights” concurrently with the grant of any Stock Unit award, on such terms as set forth by the Administrator in the Restricted Stock Unit Agreement or other applicable award agreement. Dividend Equivalent Rights shall be based on all or part of the amount of dividends declared on Shares of Common Stock and shall be credited as of dividend payment dates, during the period between the date of grant (or such later date as the Administrator may set) and the date the Stock Unit award expires (or such earlier date as the Administrator may set), as determined by the Administrator. Dividend Equivalent Rights shall be payable in cash or Shares, and may be subject to such conditions, as may be determined by the Administrator.

     (e) Cancellation of Restricted Stock Units. Unless the Administrator otherwise expressly provides, Restricted Stock Units that remain subject to conditions to vesting at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Restricted Stock Unit Agreement shall not vest and shall be cancelled, unless the Administrator otherwise provides in or by amendment to the applicable terms of the Award.”

SECTION 13

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, MERGER OR ASSET SALE

     11. Section 13 is amended by restating subsections (a), (b) and (c) and the first two sentences of (d) to read as follows:

     “13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, Stock Right and Stock Unit award, and the number of             shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Rights or Stock Units have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Right, or Stock Unit award, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued             shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, Stock Right or Stock Unit award.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company reacquisition option applicable to any Shares acquired upon exercise of an Option or Stock Right and any restrictions applicable to such Shares and any restrictions applicable to any Restricted Stock Units shall lapse, and all Restricted Stock Unit Awards and any other Stock Unit awards shall become payable, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. Subject to Section 13(d), in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option, Stock Right and Stock Unit award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, Stock Right or Stock Unit award, the Optionee shall fully vest in and have the right to exercise the Option or Stock Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, and any Company reacquisition option applicable to any Shares acquired upon exercise of an Option or Stock Right and any restrictions applicable to any Restricted Stock Units shall lapse, and all Restricted Stock Unit awards and any other Stock Unit awards shall become payable. If an Option or Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Right award shall terminate upon the expiration of such period. For the purposes of this paragraph, an Option, Stock Right or Stock Unit shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Option, Stock Right or Stock Unit immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger of sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Right, for each Share of Optioned Stock subject to the Option or Stock Right, or the payment of any Restricted Stock Unit or other Stock Unit award to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger of sale of assets.

     (d) Change of Control. In the event of a Change of Control (as defined below), the Optionee shall fully vest in and have the right to exercise the Option or Stock Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, and any Company reacquisition option applicable to any Shares acquired upon exercise of an Option or Stock Right and any restrictions applicable to any Restricted Stock Units shall lapse, and all Restricted Stock Unit awards and any other Stock Unit awards shall become payable. If an Option or Stock Right becomes fully vested and exercisable as the result of a Change of Control, the Administrator shall notify the Optionee in writing or electronically prior to the Change of Control that the Option or Stock Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Right shall terminate upon the expiration of such period.”

SECTION 14

DATE OF GRANT

     12. Section 14 is amended by changing the two phrases “Option or Stock Right” to “Option, Stock Right or Stock Unit award” in the first sentence thereof.

SECTION 15

AMENDMENT AND TERMINATION OF THE PLAN

     13. Section 15 is amended by restating subsection (c) thereof to read as follows:

     “(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee or recipient of any Stock Unit award, unless mutually agreed otherwise between such individual and the Administrator, which agreement must be in writing and signed by such individual and the Company. Termination of a plan shall not affect the Administrator’s ability to exercise the powers granted hereunder with respect to Options and Stock Units granted under the Plan prior to the date of such termination.”

SECTION 16

CONDITIONS UPON ISSUANCE OF SHARES

     14. Section 16 is amended by adding the following sentence the end of subsection (a) thereof:

“Shares shall not be issued in payment of any Stock Units unless the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to approval of counsel for the Company with respect to such compliance.”

     15. Section 16 is further amended by adding the following sentence to the end of subsection (b) thereof:

“As a condition to the delivery of Shares in payment of any Stock Unit award, the Company may require the person to whom such award has been granted to represent and warrant at the time that such Stock Unit award becomes payable that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company such a representation is required.”

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment this ___day of ___, 2004.

FREMONT GENERAL CORPORATION

Name:	Raymond G. Meyers
Title:	Senior Vice President and Chief Administrative Officer

Approved by the Compensation Committee and the Board of Directors of Fremont General Corporation on November 18, 2004.